SECURITY ANALYSIS SERVICES AGREEMENT




                        BETWEEN AND AMONG



                    NEW ENGLAND POWER COMPANY





                            REMVEC II




                               AND




                      REMVEC II PARTICIPANTS

     AGREEMENT dated as of July 1, 1994 by and among NEW ENGLAND POWER COMPANY, a Massachusetts corporation, REMVEC II, an organization established by the REMVEC II Agreement, and REMVEC II PARTICIPANTS. Each REMVEC II Participant is (or, as a condition to becoming a REMVEC II Participant under the REMVEC II Agreement, will become) a signatory to this Agreement and, as such, agrees to be bound by this Agreement's terms and conditions. The signatories hereto shall not become partners by reason of this Agreement or their activities hereunder, but as to each other and to third persons, they shall be and remain independent contractors in all matters relating to this Agreement. This Agreement shall not be construed to create any liability on the part of any signatory to anyone not a party to this Agreement. Each signatory shall retain its separate identity and, to the extent not limited hereby, its individual freedom in rendering service to its customers.


ARTICLE I.  Definitions
          -----------

     As used in this Agreement, the following words and terms shall have the meanings set forth herein:

     "Base Services" shall mean the scope of service defined in the document entitled "Case 1A Functional Analysis for REMVEC" dated August 24, 1993, a copy of which is attached to and incorporated into this Agreement as "Appendix A", and services reasonably deemed by NEP to be incidental and reasonably related to such scope of service.

     "Contract Year" shall mean an annual period from July 1 through June 30 (i.e. Contract Year 1994-5 shall constitute the annual period from July 1, 1994 through June 30, 1995).

     "Expiring Agreement" shall mean the Amended REMVEC Agreement dated as of August 12, 1977.

     "NEP" shall mean New England Power Company.

     "NEPEX" shall mean the New England Power Exchange, the central dispatch and interchange office established pursuant to the NEPOOL Agreement.

     "NEPOOL" shall mean the New England Power Pool.

     "NEPOOL Agreement" shall mean the New England Power Pool Agreement dated as of September 1, 1971, as it may be amended from time to time. The NEPOOL Agreement is incorporated into this Agreement by reference.

     "Participant" shall mean an entity or group of entities (other than NEP) that is or becomes a REMVEC II Participant in accordance with the terms of the REMVEC II Agreement.

     "REMVEC" shall mean Rhode Island, Eastern Massachusetts, Vermont Energy Control, an organization established by the Expiring Agreement and, until the date on which NEP commences to provide Base Services under this Agreement, a satellite of NEPEX.

     "REMVEC II" shall mean Rhode Island, Eastern Massachusetts, Vermont Energy Control II, an organization established by the REMVEC II Agreement and, as of the date on which NEP commences to provide Base Services under this Agreement, a satellite of NEPEX.

     "REMVEC II Agreement" shall mean the REMVEC II Agreement dated as of July 1, 1994, as it may be amended from time to time, by and among various Entities (as that term is defined in Section 15.4 of the NEPOOL Agreement) engaged in the electric utility business within the geographic area served as of June 30, 1994 under the Expiring Agreement through the REMVEC satellite dispatching center and that are or become a Participant in NEPOOL in accordance with the terms of the NEPOOL Agreement. A copy of the REMVEC II Agreement is attached to and incorporated into this Agreement as "Appendix B".

     "Supplemental Services" shall mean services in addition to Base Services to be provided by NEP under this Agreement that have been arranged for by REMVEC II under the provisions of Article IV ("Services"), below.


ARTICLE II.  Basic Understandings
           --------------------

     As a result of the implementation by NEPOOL of recommendations made in the 1993 Strategic Pool Operations Review Task Force Report, NEPEX will assume direct control over the generating units in New England on or about July 1, 1997. REMVEC, which was established to operate as a satellite of NEPEX by the Expiring Agreement, would be expected to become a transmission security analysis center and to assist NEPEX in the coordination and control of the transmission system. Thus, REMVEC's responsibilities as a NEPEX satellite organization would be significantly reduced. It would no longer have generation control responsibilities (voice communication with and dispatching of participants' generation real power output). REMVEC's tasks would be limited to those directly related to preserving the security of its participants' bulk power systems.

     Following extensive discussion and deliberation by REMVEC's
Participants, the REMVEC Operating Committee and the REMVEC Executive Committee, the REMVEC Executive Committee, by unanimous vote taken on April 22, 1994, accepted a proposal made by NEP to provide security analysis services to participants in a new organization to be established and maintained by the participants for the purposes of operating as a satellite of NEPEX and fulfilling its satellite responsibilities by entering into, overseeing and administering on behalf of its participants a security analysis services agreement with NEP. The REMVEC II Agreement establishes REMVEC II as the contemplated organization, and the terms and conditions under which its Participants agree to be bound. This Agreement provides the terms and conditions under which NEP agrees to provide the contemplated security analysis services to REMVEC II and the Participants.

     In consideration of their mutual undertakings herein, NEP, REMVEC II and each Participant hereby agree to the following terms and conditions.


ARTICLE III.  Term
            ----

     Following (i) execution of this Agreement by all entities that were Participants in REMVEC as of July 1, 1994, and (ii) the receipt of all necessary regulatory approvals of this Agreement (including, without limitation, that of the Federal Energy Regulatory Commission), this Agreement shall become effective as of July 1, 1994 and shall remain in effect for a term coterminous with the term of the REMVEC II Agreement; provided, however, that NEP shall have the right to terminate its rights and obligations under this Agreement as of midnight on June 30, 2005 or of any subsequent year by providing REMVEC II not less than three (3) years' prior written notice, and further provided that each Participant shall have the right to terminate its rights and obligations under this Agreement coincident with the termination of its participation in REMVEC II in accordance with the provisions of Article III of the REMVEC II Agreement. In the event of the termination of the REMVEC II Agreement, or the termination by a Participant of its participation in REMVEC II, prior to June 30, 2002, each Participant, or the Participant terminating its participation in REMVEC II, as the case may be, agrees to pay NEP the termination charge specified in "Appendix C", attached to and incorporated into this Agreement.


ARTICLE IV.  Services
           --------

     NEP is in the process of consolidating its North Andover and Worcester dispatch centers and procuring a new energy management system ("EMS") for installation in the space now occupied by REMVEC at the New England Electric complex in Westborough, Massachusetts. In conjunction with this effort, NEP agrees that the EMS that it designs, constructs and installs will be capable of providing Base Services to Participants under this Agreement. NEP agrees to keep REMVEC II advised concerning the selection of the EMS vendor and the design specifications being employed in the EMS that relate to Base Services to be provided hereunder. NEP shall take into consideration, but shall not be bound by, any recommendation made by REMVEC II regarding these matters. Finally, NEP agrees to provide Base Services to Participants in accordance with good utility practices using a segregated control room employing five (5) system operators and three full time equivalent employees performing engineering and support functions.

     NEP shall use its best efforts to begin providing Base Services to Participants on July 1, 1997. It is recognized, however, that circumstances may exist on that date under which NEPEX is not ready to commence generation control and connect to and operate with the new security analysis system(s) of its satellite organizations and/or NEP is not ready to commence providing Base Services despite its best efforts to be in a position to do so. If such circumstances exist, the existing arrangements under the Expiring Agreement shall be continued until the disability is removed, provided, however, that NEP shall bear all expenses associated with continuing such existing arrangements during any period that NEPEX is ready but NEP is not for reasons not excused under Article VIII ("Force Majeure").

     REMVEC II may, in accordance with the provisions of Article V of the REMVEC II Agreement, arrange for NEP to provide Supplemental Services under this Agreement. It is expressly understood that such Supplemental Services may include, without limitation, the addition of a full-time manager reporting directly to the REMVEC II Executive Committee to oversee the provision of services under this Agreement. The price for any such Supplemental Services shall be established by mutual agreement between NEP and REMVEC II but shall be based on NEP's best estimate of the incremental cost to it of providing such Supplemental Services. If any such arrangements are made, each Participant agrees to be bound by the arrangement, including, without limitation, its pricing aspects, and this Agreement shall be amended as necessary to reflect the terms of the arrangement.

     Nothing in this Agreement shall be deemed to preclude any Participant or NEP from independently arranging for the provision of other services under separate agreement, provided that the cost or provision of such services shall not adversely affect the cost or provision of service under this Agreement.


ARTICLE V.  Participant Obligations
          -----------------------

     Each Participant shall have installed and shall maintain (i) all protective equipment, metering, telemetering, communications, switching, voltage control and load shedding equipment required to fulfill the Participant's obligations as a Participant of NEPOOL and/or REMVEC II under the Criteria, Rules and Standards and Operating Procedures adopted under the NEPOOL Agreement and/or the REMVEC II Agreement and (ii) such other facilities as may be requested by NEP and approved by the REMVEC II Executive Committee to facilitate NEP's provision of Base Services and Supplemental Services, if any, under this Agreement. Each Participant shall also furnish in a timely manner the operating data and other information necessary to perform Base Services and Supplemental Services, if any, under this Agreement. NEP shall have the responsibility to establish, subject to review and approval by the REMVEC II Executive Committee, all such operating data and information requirements. To the extent that NEP is impeded from performing its obligations under this Agreement due to a Participant's failure to have installed or maintained any such equipment or facilities or to furnish any such data or information, NEP shall be relieved from such obligations.

      NEP agrees to establish, implement and follow procedures for the confidential treatment (both internally within its own organization and externally with any third party) of information provided it by Participants under this Agreement consistent with any requirements regarding the confidential treatment of such information established by (i) the Federal Energy Regulatory Commission under the Federal Power Act and (ii) NEPOOL. Such procedures, and any amendments thereto, shall be subject to the review and approval of the REMVEC II Executive Committee.

     Each Participant shall be responsible for the accuracy of the operating data and information it provides NEP.


ARTICLE VI.  Price
           -----

     The price for Base Services to be provided hereunder in Contract Years 1994-5 through 2001-2 shall be fixed for each Participant at the price for the Contract Year specified for such Participant and for the Contract Year in "Appendix D", attached to and incorporated into this Agreement by reference. Thereafter, commencing with Contract Year 2002-3, and continuing with each subsequent Contract Year until this Agreement terminates, the price in effect on the last day of the preceding Contract Year shall be escalated as of midnight on such last day by the percent of annual change that occurred in the preceding calendar year in the Gross Domestic Product Implicit Price Deflator (expressed as a decimal fraction representing thousandths), as published by the Bureau of Economic Analysis in the United States Department of Commerce. The price for Base Services per Contract Year of any entity or group of entities that subsequently become or join REMVEC II shall be mutually agreed upon by NEP and such entity or group of entities.

     The price for Supplemental Services, if any, shall be as agreed upon between NEP and the REMVEC II Executive Committee under the provisions of
Article IV ("Services"), above.


ARTICLE VII.  Billing
            -------

     As soon as practicable following satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in Article III ("Term"), above, NEP shall bill each Participant for amounts due under this Agreement from July 1, 1994 through the date of such billing.

     Thereafter, each month during the term of this Agreement, NEP shall bill each Participant one twelfth of the price specified in Article VI ("Price"), above, for the then current Contract Year. Bills will be rendered during the first week of each month covering amounts due for the month.

     Any amount remaining unpaid after fifteen days following receipt of the bill shall bear interest thereon from the date of the bill at an annual rate of 2% above the lowest interest rate then being charged by the Bank of Boston, or its successor, on 90 day commercial loans.

ARTICLE VIII.  Force Majeure
             -------------

     The term "force majeure" as used herein shall mean a cause beyond the control of NEP, REMVEC II or a Participant, as the case may be, that wholly or partially prevents performance of its obligations under this Agreement. Examples (without limitation) of force majeure, but only if beyond the control of NEP, REMVEC II or the Participant, as the case may be, are the following: acts of God; acts of the public enemy; insurrection; riots; strikes; labor disputes (including wildcat strikes, slowdowns, sabotage and the like); fires; explosions; floods; extraordinary breakdowns of or damage to facilities or equipment; laws, regulations, orders or acts of regulatory agencies; orders or acts of civil or military authority; or any other cause of a similar nature that materially impairs the performance of this Agreement.

     If because of force majeure either NEP, REMVEC II or a Participant is unable to carry out its obligations under this Agreement, in whole or in part, and if such party promptly gives the other parties written notice of such force majeure then the obligations and liabilities of the party giving such notice and the corresponding obligations of the other parties shall be suspended to the extent made necessary by and during the continuance of such force majeure; provided, however, that the party giving notice shall use its best efforts to eliminate the cause of such force majeure in the shortest practicable time. Notwithstanding the foregoing, settlement of labor disputes shall be entirely at the discretion of the affected party, and force majeure shall not excuse any party from fulfilling its payment obligations under this Agreement.


ARTICLE IX.  Waivers
           -------

     The failure of either NEP, REMVEC II or a Participant to insist in any one or more instance upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights under this Agreement shall not be construed as a general waiver of any such provision or the relinquishment of any such right, but the same shall continue and remain in full force and effect, except with respect to the particular instance or instances.


ARTICLE X.  Limitation of Liability
          -----------------------

     To the fullest extent permissible under law, neither NEP, REMVEC II or any Participant, nor their agents, officers, directors, employees or affiliates or their agents, officers, directors or employees shall be liable to the other parties or their agents, officers, directors or employees for claims for incidental, indirect, punitive, multiple or consequential damages (including attorney's fees) connected with or resulting from performance or non-performance of this Agreement, irrespective of whether such claims are based upon warranty, tort, strict liability, contract, statute (including Mass. Gen. Laws ch. 93A), operation of law or otherwise. NEP shall be liable to REMVEC II and/or the Participants only for its gross negligence or willful misconduct in carrying out its contractual obligations under this Agreement.

ARTICLE XI.  Dispute Resolution
           ------------------

     All disputes between NEP and a Participant or Participants of a technical or operational nature relating to the provision of service by NEP under this Agreement shall be referred exclusively to the REMVEC II Operating Committee and shall be resolved by REMVEC II under the terms of the REMVEC II Agreement. All other disputes between the parties arising out of or relating to this Agreement, regardless of the nature of the cause of action, including without limitation, disputed claims of force majeure, the exercise of termination rights, breach of contract, breach of duty of good faith and fair dealing, actions under Mass. Gen. Laws ch. 93A, tort (including without limitation negligence and misrepresentation), or any other cause of action under federal or state statute, common law or in equity shall be submitted to arbitration by the request of the complaining party. Copies of any such request shall be served on NEP, REMVEC II and all Participants and it shall specify the issue or issues in dispute and summarize the party's claim with respect thereto. Within thirty (30) days after receipt of such a request authorized representatives of NEP, REMVEC II and all Participants shall confer and attempt to agree upon appointment of a single arbitrator. If such agreement is not accomplished, the Chairperson of the REMVEC II Executive Committee shall request the American Arbitration Association to appoint an arbitrator in accordance with its Commercial Arbitration Rules, which rules shall govern the conduct of the arbitration in the absence of contrary agreement by all parties. The arbitrator shall conduct a hearing at a place in Massachusetts of his/her designation, and within thirty (30) days thereafter, unless such time is extended by agreement of all parties, shall notify the parties in writing of his/her decision, stating his/her reasons for such decision and separately listing his/her findings of fact and conclusions of law. The arbitrator shall not have power to amend or add to this Agreement or, if involved, the REMVEC II Agreement. Subject to such limitation, the decision of the arbitrator shall be final and binding on all parties except that any party may petition to a court of competent jurisdiction for review of any conclusions of law. The decision of the arbitrator shall determine and specify how the expenses of the arbitration shall be allocated among the parties.


ARTICLE XII.  Successors and Assigns
            ----------------------

     This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns. No party may transfer or assign this Agreement in whole or in part, without the prior written consent of the others; provided, however, NEP may transfer and assign all or a portion of this Agreement, without such prior written consent, to any wholly owned subsidiary of New England Electric System.


ARTICLE XIII.  Notices
             -------

     Any notice required or permitted to be given hereunder shall be given in writing and shall be delivered (i) in person, (ii) by registered mail, or
(iii) by telecopy, addressed to NEP at:

          New England Power Company
          25 Research Drive
          Westborough, Massachusetts 0l582
          Telecopy:  508-389-3129
          Attn: Chief System Dispatcher
and addressed to the REMVEC II Executive Committee Chairperson and all Participants at addresses to be maintained on a current basis by the Secretary of the REMVEC II Executive Committee under the REMVEC II Agreement. REMVEC II shall cause the Secretary of its Executive Committee to provide all parties to this Agreement with a current list of all such addresses upon any party's request.

     NEP, upon any change of its address as above set forth, shall promptly notify the other parties in writing and from and after the giving of such notice the address therein specified shall be deemed to be the address of NEP for the giving of notices hereunder.


ARTICLE XIV.  Applicable Law
            --------------

     This Agreement is made in and shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.


ARTICLE XV.  Compliance With Law
           -------------------

     The parties hereto shall comply strictly with all applicable statutes, ordinances, rules, regulations, permits and orders lawfully imposed by any governmental authority on any activity of the parties hereunder, and this Agreement is made subject to all such applicable statutes, ordinances, rules, regulations, orders, and permits in effect now or in the future.


ARTICLE XVI.  Miscellaneous
            -------------

     The headings in this Agreement are provided for convenience of reference only and are not to be considered a part of this Agreement for any other purpose.

     All amendments to this Agreement shall be in writing signed by the duly authorized representative(s) of the parties. This Agreement constitutes the entire understanding of the parties and there are no representations, understandings or agreements, oral or written, that are not included herein. Should any provision of this Agreement be held invalid, such provision shall be considered severable and such invalidity shall not affect the remainder of the provisions herein.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date first above written.


New England Power Company     Rhode Island, Eastern Massachusetts,
                               Vermont Energy Control II

    /s/ Jeffrey D. Tranen          /s/ Roger W. Bacon
By:                                By:
    Its:                           Chairman, REMVEC II
                                      Executive Committee

ACCEPTED AND AGREED:

BOSTON EDISON COMPANY

     /s/ Robert A. Ruscitto                          2/16/96
By                                                  Date


BLACKSTONE VALLEY ELECTRIC COMPANY
EASTERN EDISON COMPANY
MONTAUP ELECTRIC COMPANY
NEWPORT ELECTRIC CORPORATION
     Subsidiaries of EASTERN UTILITIES ASSOCIATES

     /s/ Kevin A. Kirby                               2/16/96
By                                                   Date


NEW ENGLAND POWER COMPANY
GRANITE STATE ELECTRIC COMPANY
MASSACHUSETTS ELECTRIC COMPANY
THE NARRAGANSETT ELECTRIC COMPANY
     Subsidiaries of NEW ENGLAND ELECTRIC SYSTEM

     /s/ R. P. Sergel                                  5/1/96
         Jeffrey D. Tranen                             4/8/96
By                                                    Date


CAMBRIDGE ELECTRIC LIGHT COMPANY
COMMONWEALTH ELECTRIC COMPANY
CANAL ELECTRIC COMPANY
     Subsidiaries of COMMONWEALTH ENERGY SYSTEM

     /s/ James J. Keane                                2/15/96
By                                                     Date


FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

     /s/ David Foote                                   4/5/96
By                                                      Date


VERMONT ELECTRIC POWER COMPANY, INC.

By:  VERMONT ELECTRIC POWER COMPANY, INC.

     For itself and as agent for the following Vermont electric utilities who have joined with it as a single participant under the terms of the NEPOOL Agreement :

     BARTON VILLAGE, INC.
     CITY OF BURLINGTON ELECTRIC DEPARTMENT
     CENTRAL VERMONT PUBLIC SERVICE CORPORATION
     CITIZENS UTILITIES COMPANY
     VILLAGE OF ENOSBURG FALLS WATER AND LIGHT DEPARTMENT
     GREEN MOUNTAIN POWER CORPORATION
     TOWN OF HARDWICK ELECTRIC DEPARTMENT
     VILLAGE OF HYDE PARK, INC.
     VILLAGE OF JACKSONVILLE ELECTRIC COMPANY
     VILLAGE OF JOHNSON ELECTRIC LIGHT DEPARTMENT
     VILLAGE OF LUDLOW ELECTRIC LIGHT DEPARTMENT
     VILLAGE OF LYNDONVILLE ELECTRIC DEPARTMENT
     VILLAGE OF MORRISVILLE WATER AND LIGHT DEPARTMENT
     VILLAGE OF NORTHFIELD ELECTRIC DEPARTMENT

     VILLAGE OF ORLEANS ELECTRIC DEPARTMENT
     VILLAGE OF READSBORO ELECTRIC LIGHT DEPARTMENT
     ROCHESTER ELECTRIC LIGHT AND POWER COMPANY
     VILLAGE OF STOWE WATER AND LIGHT DEPARTMENT
     VILLAGE OF SWANTON
     VERMONT ELECTRIC GENERATION & TRANSMISSION
                              COORPERATIVE, INC.
     VERMONT MARBLE POWER DIVISION OF OMYA, INC.
     VERMONT PUBLIC POWER SUPPLY AUTHORITY
     WASHINGTON ELECTRIC COOPERATIVE, INC.

     /s/                                           2/23/96
By                                             Date
              Vice President


ASHBURNHAM MUNICIPAL LIGHT DEPARTMENT

     /s/ Thomas E. Lewis                           8/2/96
By                                              Date


TOWN OF BOYLSTON MUNICIPAL LIGHT DEPARTMENT

     /s/ H. Bradford White
By                                               Date


TOWN OF BRAINTREE ELECTRIC LIGHT DEPARTMENT

     /s/ Walter R. McGrath                          3/15/96
By                                                Date


TOWN OF DANVERS ELECTRIC DEPARTMENT

     /s/ Wayne P. Marquis                            5/9/96
By                                                Date


TOWN OF GEORGETOWN MUNICIPAL LIGHT DEPARTMENT

     /s/ Wayne Snow                                  Aug 5, 1996
By                                                Date


TOWN OF GROTON ELECTRIC LIGHT DEPARTMENT

     /s/ Roger H. Beeltje                            3/14/96
By                                                Date


HINGHAM MUNICIPAL LIGHTING PLANT

     /s/ Joseph F. Spadea Jr.                        3/12/96
By                                                 Date

HOLDEN MUNICIPAL LIGHT DEPARTMENT

     /s/ Edla Ann Bloom                            August 7, 1996
By                                            Date

HUDSON LIGHT AND POWER DEPARTMENT

     /s/ Anthony J. Monteiro                      9/30/96
By                                            Date


TOWN OF HULL MUNICIPAL LIGHTING PLANT

     /s/                                          9/4/96
By                                             Date


TOWN OF IPSWICH MUNICIPAL ELECTRIC DEPARTMENT

     /s/ Donald R. Stone Sr.                      7/31/96
By                                             Date


LITTLETON ELECTRIC LIGHT DEPARTMENT

     /s/ Savas C. Danos                           7/30/96
By                                             Date


TOWN OF MANSFIELD MUNICIPAL ELECTRIC DEPARTMENT

     /s/ John Larch                               9/27/96
By                                             Date


MARBLEHEAD MUNICIPAL LIGHT DEPARTMENT

     /s/ Robert V. Jolly Jr.                      4/2/96
By                                              Date


MIDDLEBOROUGH MUNICIPAL GAS AND ELECTRIC DEPARTMENT

     /s/ John W. Dunfey                           10/4/96
By                                              Date


TOWN OF MIDDLETON MUNICIPAL LIGHT DEPARTMENT

     /s/ William E. Kelley                        Oct 15, 1996
By                                              Date


TOWN OF NORTH ATTLEBOROUGH ELECTRIC DEPARTMENT

     /s/ David I. Sweetland                       3/25/96
By                                              Date


PASCOAG FIRE DISTRICT

     /s/ Albert Palmisciano                       8/5/96
By                                              Date


PAXTON MUNICIPAL LIGHT DEPARTMENT

     /s/ Harold L. Smith          Mgr                   08/01/96
By                                              Date

PEABODY MUNICIPAL LIGHT PLANT

     /s/ Bruce P. Patten                           3/15/96
By                                              Date


PRINCETON MUNICIPAL LIGHT DEPARTMENT

     /s/ Sharon A. Staz                            3/21/96
By                                              Date


TOWN OF READING MUNICIPAL LIGHT DEPARTMENT

     /s/ Leonard D. Rucker                         August 23, 1996
By                                              Date


ROWLEY MUNICIPAL LIGHT PLANT

     /s/ G. Robert Merry                           April 18, 1996
By                                              Date


SHREWSBURY'S ELECTRIC LIGHT PLANT

     /s/ Thomas R. Josie                           5/21/96
By                                              Date


STERLING MUNICIPAL ELECTRIC LIGHT PLANT

     /s/ John Kilgo Jr.                            6/18/96
By                                              Date


TAUNTON MUNICIPAL LIGHTING PLANT

     /s/ Joseph M. Blain                           3/21/96
By                                             Date


TEMPLETON MUNICIPAL LIGHTING PLANT

     /s/ Gerald Skelton                            11/22/96
By                                             Date


TOWN OF WAKEFIELD MUNICIPAL LIGHT DEPARTMENT

     /s/ William J. Wallace                        7/26/96
By                                             Date


WEST BOYLSTON MUNICIPAL LIGHTING PLANT

     /s/ John Scirpoli                             5/1/96
By                                             Date

                            APPENDIX A
                                 ----------

                            APPENDIX B
                                 ----------

                            APPENDIX C
                                 ----------

                            APPENDIX D
                                 ----------